Exhibit 99.1

LAPD Joins Growing List of Aegis SafetyNet(TM) RadioBridge(TM) Customers

    LOS ANGELES--(BUSINESS WIRE)--Aug. 9, 2005--Aegis Assessments, Inc. (OTCBB:AGSI) announced that the Los Angeles Police Department will be purchasing multiple SafetyNet(TM) RadioBridges(TM) for use in an interoperable communications program funded by the Department of Homeland Security (DHS) in the greater Los Angeles area. The SafetyNet(TM) RadioBridge(TM) interconnects incompatible radios and bridges them to provide radio interoperability at an emergency site in a matter of minutes.
    The LAPD received a $6 million grant to help Los Angeles develop an interoperable communication system for emergency responders from the Office of Community Oriented Policing Services (COPS) program. These funds were part of a joint program between the DHS and the Department of Justice (DOJ) to develop demonstration projects that will use equipment and technology to increase interoperability among the fire service, law enforcement, and emergency medical service communities.
    The SafetyNet(TM) RadioBridge(TM) was added to the Department of Homeland Security's Responder Knowledge Base hosted on the DHS website in September 2004. The RKB is a national information resource for emergency responders, sponsored by the Oklahoma City National Memorial Institute for the Prevention of Terrorism. This project is designed to provide emergency responders with a trusted, integrated, online source of information on equipment and related items such as training, standards and grants.
    Communications interoperability among first responders is a high priority for approximately 50,000 public safety agencies in the United States, including 18,000 state and local law enforcement agencies, 26,000 fire departments, 6,000 emergency medical responders and several thousand utility and infrastructure public agencies. Industry officials estimate that the cost of purchasing new radio systems for every agency in the country could reach $18 billion nationwide. "We are pleased to add the LAPD to our rapidly growing list of public safety customers," said Richard Reincke, President of Aegis Assessments, Inc.
    The LAPD's ability to investigate and interdict a terrorist act before it is carried out has been enhanced through its involvement in the Los Angeles Terrorism Early Warning Group, the Los Angeles Task Force on Terrorism, and the establishment of a Terrorism Threat Assessment Center. The department's surveillance and analysis assets have been expanded to identify and disrupt active terrorist cells in the Los Angeles area. The LAPD is continuing to develop capabilities and deploy innovative technologies to keep Los Angeles the safest big city in the United States.

    About Aegis Assessments, Inc.

    Aegis Assessments, Inc. (OTCBB:AGSI) is a wireless technology company that enables emergency responders to operate with increased effectiveness. Through the SafetyNet(TM) line of products, the company provides communications solutions to public safety agencies and commercial facilities for homeland security and life safety applications. Integrating emergency and life safety systems available to the public and private sectors is the new challenge in homeland security that the company's products and technologies address.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.

    CONTACT: Aegis Assessments, Inc.
             Richard Reincke, 480-778-9140, ext. 104
             richard@aegiscorporate.com
             www.aegiscorporate.com